As filed with the Securities and Exchange Commission on December 31, 2008
Registration Statement No. 333-128091

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
BlueLinx Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0627356

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

4300 Wildwood Parkway
Atlanta, Georgia	30339

(Address of Principal Executive Offices)	(Zip Code)
BLUELINX CORPORATION HOURLY SAVINGS PLAN
BLUELINX CORPORATION SALARIED SAVINGS PLAN

(Full title of the plan)
Matthew R. Nozemack, Esq.
Assistant General Counsel and Secretary
4300 Wildwood Parkway
Atlanta, Georgia 30339
(770) 953-7000

(Name, address and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX

EXPLANATORY STATEMENT — DEREGISTRATION OF SECURITIES
BlueLinx Holdings Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-128091, originally filed with the Securities and Exchange Commission on September 2, 2005 (the “2005 Registration Statement”) to deregister all plan interests and the 2,200,000 shares of its Common Stock, par value $.01 per share, which were previously registered for the BlueLinx Corporation Hourly Savings Plan and the BlueLinx Corporation Salaried Savings Plan (the “Plans”) on the 2005 Registration Statement and which remain unsold. This deregistration is being made because the Company has decided to cease the offering of its Common Stock under the Plans.
Item 8. Exhibits.
     The following is a complete list of exhibits filed as part of this Registration Statement:

EXHIBIT
NUMBER	DESCRIPTION

24	Power of Attorney (included on signature page).

2

SIGNATURES
The Registrant
     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 31st day of December, 2008.

BLUELINX HOLDINGS INC.
By:	/s/ George R. Judd
	Name:	George R. Judd
	Title:	Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints George R. Judd and Matthew R. Nozemack, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all additional amendments to the Registration Statement, including post-effective amendments thereto and any registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George R. Judd George R. Judd	Chief Executive Officer and Director	December 31, 2008

/s/ Howard S. Cohen Howard S. Cohen	Chairman of the Board of Directors	December 31, 2008

/s/ H. Douglas Goforth H. Douglas Goforth	Chief Financial Officer and Treasurer	December 31, 2008

/s/ Richard S. Grant Richard S. Grant	Director	December 31, 2008

Signature	Title	Date

/s/ Richard B. Marchese Richard B. Marchese	Director	December 31, 2008

/s/ Steven F. Mayer Steven F. Mayer	Director	December 31, 2008

/s/ Charles H. McElrea Charles H. McElrea	Director	December 31, 2008

/s/ Alan H. Schumacher Alan H. Schumacher	Director	December 31, 2008

/s/ Mark A. Suwyn Mark A. Suwyn	Director	December 31, 2008

/s/ Robert G. Warden Robert G. Warden	Director	December 31, 2008

/s/ M. Richard Warner M. Richard Warner	Director	December 31, 2008
The Plans.
     Pursuant to the requirements of the Securities Act, BlueLinx Corporation, as Administrator of the Plans, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 31st day of December, 2008.

BLUELINX CORPORATION HOURLY SAVINGS PLAN BLUELINX CORPORATION SALARIED SAVINGS PLAN
By:	/s/ Matthew R. Nozemack
BLUELINX CORPORATION
Name: Matthew R. Nozemack Title: Secretary

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

24	Power of Attorney (included on signature page).